EXHIBIT 11


                    TEL-SAVE HOLDINGS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                 (IN THOUSANDS)


                                                       For the Three Months               For the Six Months
                                                          Ended June 30,                    Ended June 30,
                                                   ----------------------------      ----------------------------
                                                       1997            1996              1997             1996
                                                   -----------     ------------      -----------       ----------
Net income (loss)                                  $  (5,865)        $ 4,058           $(435)           $ 7,435
                                                   ===========     ============      ===========       ==========

PRIMARY

Weighted  average  common  and
  common   equivalent   shares
  outstanding - Primary:

     Weighted average shares                          63,898           53,374           63,171           46,186
     Weighted average equivalent shares                2,983            5,392            3,196            3,864
                                                   -----------     ------------      -----------       ----------
     Weighted average common and common
     equivalent shares - Primary                      66,881           58,766           66,367           50,050
                                                   -----------     ------------      -----------       ----------
Net income (loss) per share - Primary               $   (.09)       $     .07             (.01)             .14
                                                   ===========     ============      ===========       ==========

FULLY DILUTED

Weighted  average  common  and
  common   equivalent   shares
  outstanding - Fully Diluted:

     Weighted average shares                         63,898            53,374           63,171           46,186
     Weighted average equivalent shares               3,000             6,490            3,308            6,848
                                                   -----------     ------------      -----------       ----------
     Weighted average common and common
     equivalent shares - Fully Diluted               66,898            59,864           66,479           53,034
                                                   -----------     ------------      -----------       ----------
Net income (loss) per share - Fully Diluted        $   (.09)         $    .07        $    (.01)        $    .14
                                                   ===========     ============      ===========       ==========